CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees and Shareholders
Putnam Growth Opportunities Fund

We consent to the use of our reports dated September 9, 2003, incorporated in this Registration Statement by reference, to the Putnam Growth Opportunities Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional Information.


/s/KPMG LLP
KPMG LLP

Boston, Massachusetts
November 24, 2003